EXHIBIT 99.1

                                    Fourth Quarter 2001 Financial Guidance Disclosures

EXHIBIT 99.1

CLAYTON WILLIAMS ENERGY, INC.

FOURTH QUARTER 2001 FINANCIAL GUIDANCE DISCLOSURES

Overview

Clayton Williams Energy, Inc. and its subsidiaries (the “Company”) has prepared this document to provide public disclosure of certain financial and operating estimates in order to permit the preparation of models to forecast the Company’s operating results for the quarter ending December 31, 2001.  These estimates are based on information available to the Company as of the date of this filing, and actual results may vary materially from these estimates.  The Company does not undertake any obligation to update these estimates as conditions change or as additional information becomes available.

The estimates provided in this document are based on assumptions that the Company believes are reasonable.  Until the Company’s results of operations for this period have been finally compiled and released, all of the estimates and assumptions set forth herein constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  All statements, other than statements of historical facts, included in this document that address activities, events or developments that the Company expects, projects, believes or anticipates will or may occur in the future, or may have occurred through the date of this filing, including such matters as production of oil and gas, product prices, oil and gas reserves, drilling and completion results, capital expenditures and other such matters, are forward-looking statements.  Such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results, performance, or achievements of the Company to be materially different from the results, performance, or achievements expressed or implied by such forward-looking statements.  Such factors include, among others, the following:  the volatility of oil and gas prices, the unpredictable nature of the Company's exploratory drilling results; the reliance upon estimates of proved reserves; operating hazards and uninsured risks; competition; government regulation; and other factors referenced in filings made by the Company with the Securities and Exchange Commission.

As a matter of policy, the Company does not attempt to predict any future production from exploratory drilling, nor does it attempt to predict any dry hole and abandonment costs that may result from such drilling activities.  Currently, the Company plans to spend approximately $121.6 million on capital expenditures during 2001, of which $99.3 million has been incurred through September 30, 2001.  Approximately 83% of these 2001 expenditures apply to exploratory prospects, including $45 million in South Louisiana and $31.5 million in the Cotton Valley Pinnacle Reefs/Sands area.  Exploratory prospects generally involve a higher degree of risk than development prospects, but may also offer a higher reserve potential and rate of return on investment.  Actual levels of oil and gas production and exploration costs, when ultimately reported, may be materially affected by future exploratory drilling results.

Furthermore, the Company does not attempt to predict gains or losses from sales of property and equipment unless the sale has been consummated prior to the filing of the financial guidance disclosures.

Summary of Estimates

The following table sets forth certain estimates being used by the Company to model its anticipated results of operations for the period shown.  When a single value is provided, such value represents the mid-point of the approximate range of estimates.  Otherwise, each range of values provided represents the expected low and high estimates for such financial or operating factor.

Quarter Ending

December 31, 2001

(Dollars in thousands, except per unit data)

Average Daily Production:

Oil (Bbls)

4,875 to 5,100

Natural gas liquids (Bbls)

625 to 725

Gas (Mcf)

34,000 to 36,000

Oil equivalents (BOE)

11,167 to 11,825

Differentials:

Oil ($/Bbl)

$(1.00) to $(1.25

)

Natural gas liquids ($/Bbl)

$(10.00) to $(15.00

)

Gas ($/Mcf)

$(.10) to $(.30

)

Costs Variable by Production ($/BOE):

Lease operating expenses (including production taxes)

$4.75 to $5.25

DD&A – Oil and gas properties

$8.25 to $9.25

Other Revenues (Expenses):

Natural gas services:

Revenues

$1,700 to $1,900

Operating costs

$(1,600) to $(1,700

)

Exploration costs:

Abandonments and impairments

$(750) to $(1,500

)

Seismic and other

$(500) to $(1,000

)

DD&A – Other

$(250) to $(300

)

General and administrative

$(2,000) to $(2,300

)

Interest expense

$(800) to $(1,000

)

Income Tax Rate:

Current

0

%

Deferred

35

%

Weighted Average Shares Outstanding (in thousands):

Basic

9,250 to 9,300

Diluted

9,400 to 9,700

Capital Expenditures

The Company revised its previous estimates of capital expenditures for 2001 from $105.2 million to $121.6 million, approximately 83% of which is applicable to exploratory prospects.  The following sets forth, by area, certain information about the Company’s actual and planned exploration and development activities for 2001.

	Actual	Planned
	Expenditures	Expenditures	Planned
	Nine Months	Three Months	Expenditures
	Ended	Ended	Year Ended	Percent

September 30, 2001

		December 31, 2001	December 31, 2001	of Total
	(In thousands)

South Louisiana	$37,300	$7,700	$45,000	37%
Cotton Valley Reefs/Sands	20,700	10,800	31,500	26%
Austin Chalk (Trend)	13,600	800	14,400	12%
Bossier Sands	9,000	1,000	10,000	8%
South Texas	6,000	200	6,200	5%
West Texas	5,200	800	6,000	5%
New Mexico	3,300	-	3,300	3%
Other Areas	4,200	1,000	5,200	4%
	$99,300	$22,300	$121,600	100%

Supplementary Information

Oil and Gas Production

The following table sets forth, by area, the approximate mid-point of the estimated range of daily net production for the fourth quarter 2001.

	Daily Net Production
	Oil (Bbl)	NGL (Bbl)	Gas (Mcf)
Fourth Quarter 2001:
Austin Chalk (Trend)	4,075	490	3,707
Cotton Valley Reefs/Sands	-	-	24,184
Louisiana	65	-	3,239
New Mexico/West Texas	750	152	1,587
Other	98	33	2,283
	4,988	675	35,000

Cotton Valley gas production includes estimated net production from all nine of the Company’s completed Pinnacle Reefs/Sands wells, including the Lee Fazzino #2 beginning the last week of October 2001, but does not include any production that may be derived from future wells drilled in this area.  Despite the addition of fourth quarter production from the Lee Fazzino #2, estimated gas production from the Cotton Valley Reefs/Sands area for this quarter decreased slightly due primarily to (i) voluntary curtailments of approximately 3,800 net Mcf per day from the Lee Fazzino #1 due to low gas prices and (ii) downward revisions to estimated production from the Neyland #1.

Oil and gas production includes net production from all South Louisiana wells which are either producing or are being completed as of the date of this filing, but does not include any estimates of production that may be derived from wells drilled subsequent to the date of this filing.

Fourth quarter 2001 estimates of gas production in other areas were revised downward primarily due to the sale of the Company’s East Texas properties and revisions in estimates related to non-core wells in the South Texas and Bossier Sands areas.

Accounting for Derivatives

Effective January 1, 2001, the Company adopted Statement of Financial Accounting Standards No. 133 “Accounting for Derivative Instruments and Hedging Activities” (“SFAS 133”), which established new accounting and reporting requirements for derivative instruments and hedging activities.  The Company does not attempt to predict the effect SFAS 133 will have on future earnings. The following summarizes information concerning the Company’s net positions in open fixed-price contracts as of September 30, 2001, plus positions taken subsequent to September 30, 2001.

	Oil Swaps		Gas Swaps
		Average		Average
	Bbls	Price	MMBtu	Price
Production Period:
4th Quarter 2001	4,000	$20.03	2,770,000	$3.20
1st Quarter 2002	-	$-	2,840,000	$3.51
2nd Quarter 2002	-	$-	2,400,000	$3.23
3rd Quarter 2002	-	$-	2,010,000	$3.30
4th Quarter 2002	-	$-	1,690,000	$3.43
1st Quarter 2003	-	$-	850,000	$3.34
2nd Quarter 2003	-	$-	770,000	$3.09
	4,000	$20.03	13,330,000	$3.32

The Company has also entered into collar arrangements covering 1,452,000 barrels of oil production from November 2001 through December 2002 with a floor of $19.00 and a ceiling of $25.45 per barrel.